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                                                                  EXHIBIT 10(m)

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Employment Agreement") is made as of the 17th day of November, 1998 ("Effective Date"), by and between Offshore Tool & Energy Corporation, a Delaware corporation ("Company"), and W. Steven McKenzie ("Employee").

     IN CONSIDERATION of the mutual agreements of the parties contained herein, Company and Employee hereby agree as follows:

     1. Employment. Company agrees to employ Employee and Employee accepts employment with Company commencing on the effective date. Employee's employment will be terminable by either party at will with or without cause. The obligations of Company and Employee set forth in this Agreement regarding termination will survive the termination of Employee's employment, regardless of cause.

     2. Duties. Employee will be employed as and perform the duties of Executive Vice President/Operations with Company, consistent with his training and experience. Employee agrees that to the best of his ability and experience, he will at all times consciously perform all of the duties and obligations assigned to him under the terms of this Agreement. Employee's office will be located at Company's home offices in Mobile, Alabama. Employee's duties will include reasonable travel to Company's other offices, if any, and to consult with Company's other officers and employees subject to reasonable advance notice.

     3. Full Time Employment. Employee's employment will be on a full time basis including devoting substantially all of his work time in the performance of his responsibilities as Executive Vice President/Operations.

     4. Salary. Employee's salary, commencing on the Effective Date, will be $200,000 per year, payable monthly, subject to any annual increases as may be determined by the Compensation Committee of the Board of Directors of the Company ("Compensation Committee"). Employee will also be eligible for a monthly bonus in accordance with the guidelines outlined in the Company's Corporate Compensation Structure, attached hereto as Exhibit "A", provided that such guidelines shall be subject to modification by the Compensation Committee on an annual basis.

     5. Employee Benefits. Employee will be entitled to insurance, vacation or other benefits commensurate with his position in accordance with Company's standard policies in effect from time to time. Additionally, Employee will receive stock grants and options as shall be determined by the Compensation Committee.

     6. Reimbursement for Business Expenses. Company will, in accordance with its policies in effect from time to time, reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties under this Agreement, including, without limitation, reasonable expenditures for business entertainment and travel, upon submission of the required documentation.

     7. Term. The term of the Employment Agreement shall be for one year following the Effective Date; provided that, this Employment Agreement shall be automatically renewed annually for additional one year terms on each anniversary date of the Effective Date, unless the Company shall give written notice to the Employee that this Employment Agreement shall not be so renewed not less than 90 days prior to applicable anniversary date of this Employment Agreement.

     8.  Termination.

     (a) For Cause. Company may terminate Employee's employment at any time for "cause" effective immediately upon written notice to Employee, without prejudice to any other remedy which Company may be entitled to at law, in equity, or under this Agreement. As used in this paragraph 8(a), "cause" will mean actions involving willful misconduct, gross negligence or consistent dereliction or disregard of duties including, but not limited to, any crime or act of fraud or dishonesty against Company, the commission of a felony, or the disregard of
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the policies of Company or its subsidiaries or related entities so as to cause loss, damage or injury to the property, reputation or employees of Company. In the event of termination for cause, Employee will receive salary, benefits, and reimbursement of business expenses accrued until the date of termination; all other compensation and benefits from and after the date of termination under this Agreement will cease (except those benefits that must be continued pursuant to applicable law) and Company will have no obligation to pay any severance pay whatsoever.

     (b) Upon Death or Disability. Company may terminate Employee's employment upon written notice if Employee dies or suffers any mental or physical disability preventing the substantial performance of his duties under this Agreement for a period of three consecutive months.

     (c) Termination by Company other than for Cause. In the event termination of Employee for any reason other than cause, death, or disability, and notwithstanding the provisions of paragraph 7, Company shall be required to give written notice no later than one year prior to the effective date of such termination, or in lieu thereof, pay one year's annual salary in a single lump sum payment ("Severance Payment"), in which event termination shall be effective immediately; provided that, it shall be a condition to the entitlement and receipt by the Employee of the Severance Payment that Employee execute and deliver to Company the Separation and Release Agreement in the form attached hereto as Exhibit "B", and that Employee shall not revoke such agreement with the period provided therein.

     (d) Termination by Employee for Cause. Employee may, at his option, terminate this Agreement and Employee's employment hereunder, immediately upon giving written notice of termination to Company or under this Agreement. For purposes of this provision, "Cause" for termination by Employee means the occurrence of any of the following if not corrected with Company within 15 days of receipt of Employee's specific written demand for correction:

         (i) Company's failure to pay salary or any other benefit due to Employee hereunder;

         (ii) Company's failure to pay or reimburse any other sums due Employee hereunder; or

         (iii)  Any other material breach of this Agreement by Company.

     In the event Employee terminates this Agreement as provided in this paragraph, then Employee as its sole remedy at law, in equity or under this Agreement will continue to be paid his salary at the times such payment would have been due Employee pursuant to this Agreement of the remainder of the term of his employment under this Agreement.

     9. Voting of Stock Options. All stock options granted to Employee under the Company's Stock Incentive Plan shall provide that any such options shall be immediately vested and exercisable upon termination of this Agreement under the provisions of paragraph 8(d).

     10. Arbitration. Except as otherwise mandated by law, any dispute under this Agreement shall be submitted to binding arbitration in Mobile, Alabama, under the auspices of, and pursuant to the rules of, the American Arbitration Association as then in effect, or such other procedures as the parties may agree to at the time, before a single arbitrator. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought.

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     11.  Miscellaneous.

     (a) Notices. Any and all notices permitted or required under this Agreement must be writing. Notices will be deemed given (i) when received, (ii) one day after have been sent by commercial overnight courier with written verification of receipt, or (iii) five days after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the addresses set forth below or at any new address, notice of which has been given under this Section:

     If to Company:          Offshore Tool & Energy Corporation
                             300 St. Francis Street
                             Mobile, Alabama  36602

     If to Employee:         W. Steven McKenzie
                             300 St. Francis Street
                             Mobile, Alabama  36602

     (b) Amendments. This Agreement including the Exhibits hereto contains the entire agreement and may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

     (c) Successors and Assigns. This Agreement will not be assignable by either Employee or Company, except that the rights and obligations under this Agreement may be assigned to a corporation which becomes the successor to Company as a result of a merger or other corporate reorganization which continues the business of Company, or to any other subsidiary of Company.

     (d) Governing Law. This Agreement will be governed by and interpreted according to the substantive laws of the State of Alabama, without regard to such state's conflicts laws.

     (e) No Waiver. The failure of either party to insist on strict compliance with the terms of this Agreement will not be deemed to be a waiver of this Agreement, or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

     (f) Severability. Employee and Company recognize that the limitations contained herein are reasonably and properly required for the adequate protection of the interests of Company. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as to best reasonably reflect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

     (g) Repayment of Excess Bonus Payments. Employee shall promptly repay the Company any portion of the aggregate bonuses paid in any fiscal year under
Section 4 that is in excess of the aggregate bonuses payable under Section 4 as determined on the basis of the annual audit of the Company's financial statements.

     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one original. Any copy of this Agreement with the original signatures of all parties appended shall constitute an original.

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     IN WITNESS WHEREOF, this Agreement is made and effective as of the day and year first above written.


                                     OFFSHORE TOOL & SUPPLY
                                     CORPORATION



                                     By:  /s/ McGowin I. Patrick, Jr.
                                          ---------------------------
                                     Its:  President


                                     EMPLOYEE:


                                     /s/ W. Steven McKenzie
                                     --------------------------------
                                     W. Steven McKenzie

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